EXHIBIT 32.1

CERTIFICATION

     Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Kenneth Chahine, Chief Executive Officer of Avigen, Inc. (the “Company”), and Andrew A. Sauter, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

     1. The Company’s Annual Report on Form 10-K for the period ended December 31, 2008, and to which this Certification is attached as Exhibit 32.1, (the “Annual Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

     2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     In Witness Whereof, the undersigned have set their hands hereto as of the 13th day of March, 2009.

/s/ KENNETH G. CHAHINE
Kenneth G. Chahine
Chief Executive Officer

/s/ ANDREW A. SAUTER
Andrew A. Sauter
Chief Financial Officer